NANOMINERALS CORP.
P.O. Box 530696
Henderson, NV  89053

CONSENT OF GEOLOGICAL CONSULTANT

We hereby consent to the inclusion and reference by Searchlight Minerals Corp. in connection with the Annual Report on Form 10-K to be filed with the United States Securities and Exchange Commission (the “10-K”), of our findings and results related to our work on the Clarkdale Slag Project.  We concur with the discussion and summary of our work as it appears in the 10-K and consent to our being named as an expert therein.

NANOMINERALS CORP.

By:  /s/ Charles A. Ager
Dr. Charles A. Ager
President

Dated July 24, 2009